UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2015

ENVISION HEALTHCARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36048	45-0832318
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 495-1200

(Each registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

In connection with the previously announced marketing by Envision Healthcare Corporation (the “Corporation”), a wholly-owned subsidiary of Envision Healthcare Holdings, Inc. (the “Company”), of $750 million in incremental term loans under its senior secured term loan facility, the Company is providing to its lenders the audited consolidated financial statements of Rural/Metro Corporation, a wholly-owned subsidiary of WP Rocket Holdings Inc. (“Rural/Metro”), as of and for the years ended December 2014 and 2013. This information is being furnished as Exhibit 99.1 to this report. The Corporation borrowed $635 million of such incremental term loans on October 28, 2015 to fund the acquisition of Rural/Metro and pay related fees and expenses, and the Corporation is seeking to borrow an additional $115 million of such incremental term loans upon completion of syndication efforts.

The information furnished pursuant to this report (including the exhibit) is being furnished and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference into any filing by the Company under the Securities Act or under the Exchange Act. The furnishing of information pursuant to this Item 7.01 will not be deemed an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

Item 9.01.  Financial Statements and Exhibits.

(d)                   Exhibits

Exhibit Number	Description

99.1	Audited consolidated financial statements of Rural/Metro Corporation as of and for the years ended December 31, 2014 and 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION HEALTHCARE HOLDINGS, INC.
(Registrant)

October 30, 2015	By:	/s/ Craig A. Wilson
Craig A. Wilson
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Audited consolidated financial statements of Rural/Metro Corporation as of and for the years ended December 31, 2014 and 2013.